UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2014

NOVATEL WIRELESS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	COMMISSION FILE:	86-0824673
(State or other jurisdiction of incorporation or organization)	000-31659	(I.R.S. Employer Identification No.)

9645 Scranton Road

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 320-3400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

ITEM 9.01. Exhibits

SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement

On April 29, 2014, the Company entered into a letter agreement (the “Agreement”) with each of Cobb H. Sadler, Edward T. Shadek, Robert Ellsworth, Alex Mashinsky, Richard A. Karp, Maguire Financial, LP, a Delaware limited partnership, Maguire Asset Management, LLC, a Delaware limited liability company, and Timothy Maguire (collectively, the “Investors”). Pursuant to the Agreement, the Company agreed that the Board of Directors of the Company (the “Board”) will (i) increase the number of directors constituting the entire Board to eight, (ii) appoint Dr. Karp as a director of the Company and a member of the class of directors of the Company whose terms expire at the 2014 annual meeting of stockholders (the “2014 Annual Meeting”) and (iii) appoint Mr. Mashinsky as a director of the Company and a member of the class of directors of the Company whose terms expire at the 2015 annual meeting of stockholders.

The Nominating and Corporate Governance Committee of the Board will recommend that the Board nominate, and the Board has agreed to nominate, Dr. Karp for election as a director of the Company at the 2014 Annual Meeting. In addition to Dr. Karp, the Board shall also nominate not more than one other director for re-election at the 2014 Annual Meeting (such director, together with Dr. Karp, the “Company Nominees”). The Company agrees that, from and after the 2014 Annual Meeting, during the term of the Agreement, the size of the Board shall not exceed seven directors and the Board shall, effective upon the conclusion of the 2014 Annual Meeting, decrease the number of directors constituting the entire Board to seven. The Company will use its reasonable best efforts to hold the 2014 Annual Meeting no later than June 30, 2014.

In connection with the 2014 Annual Meeting, (i) the Company will recommend that the Company’s stockholders vote in favor of the election of each of the Company Nominees, solicit proxies for each of the Company Nominees, and cause all Voting Securities (as defined in the Agreement) represented by proxies granted to it (or any of its officers, directors or representatives) to be voted in favor of each of the Company Nominees and (ii) the Investors will vote or cause to be voted all Voting Securities beneficially owned by them on the record date for the 2014 Annual Meeting (x) in favor of each of the Company Nominees and (y) in accordance with the Board’s recommendation with respect to each other matter, unless Institutional Shareholder Services Inc. (“ISS”) recommends against such matter, in which case the Investors shall be permitted to vote in accordance with ISS’ recommendation.

The Company separated the positions of Chairman of the Board and Chief Executive Officer and appointed Sue Swenson as independent Chairman of the Board. Peter V. Leparulo, the Company’s Chief Executive Officer, agreed to waive all rights under Section 2.6 of the Employment Agreement, dated November 2, 2007, by and between Mr. Leparulo and the Company (the “Employment Agreement”) that would otherwise arise by reason of Mr. Leparulo no longer serving as Chairman of the Board (it being understood that in all other respects the Employment Agreement shall remain in effect without modification or waiver).

Effective upon completion of the 2014 Annual Meeting, the Company will take all action necessary in furtherance of the appointment of each of Dr. Karp and Mr. Mashinsky as a member of any of the following committees of the Board: the Compensation Committee; the Nominating and Corporate Governance Committee; and the Audit Committee. The Company shall not be obligated to appoint either candidate to more than one of such committees, the Company may appoint each of Dr. Karp and Mr. Mashinsky to a different committee, and it shall be a condition to the appointment of either candidate to a particular committee that the candidate meets the membership eligibility requirements for the relevant committee established by (i) the Company’s publicly disclosed corporate governance documents, (ii) the Securities and Exchange Commission (the “SEC”) and (iii) the NASDAQ.

From the date of the Agreement to the Expiration Date (as defined in the Agreement), none of the Investors shall, and each Investor shall cause its respective Affiliates and Associates (each, as defined in the Agreement) and its and their respective principals, directors, general partners, officers, employees, and agents and representatives acting on its behalf not to, in any way, directly or indirectly:

(a) engage in any “solicitation” (as such term is used in the proxy rules of the SEC) of proxies or consents with respect to the election or removal of directors or any other matter or proposal or become a “participant” (as such term is used in the proxy rules of the SEC) in any such solicitation of proxies or consents;

(b) form or join or in any way participate in any “group” as defined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any Voting Securities, other than the group formed by the Investors prior to the date of the Agreement (the “Existing Group”); provided that one or more Investors may at any time cease to be members of the Existing Group;

(c) acquire or offer, seek or agree to acquire, by purchase or otherwise, or direct any third party in the acquisition of, any Voting Securities or assets or rights or options to acquire any Voting Securities or assets of the Company or engage in any swap or hedging transactions or other derivative agreements of any nature with respect to Voting Securities, if such acquisition or transaction would result in the Investors having beneficial ownership of more than 15% of the voting power of the Voting Securities or economic exposure to more than 15% of the Voting Securities;

(d) make or in any way participate as an offerer (as such term is defined in Schedule TO under the Exchange Act), directly or indirectly, in any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or its securities or assets (it being understood that the foregoing shall not restrict the Investors from tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as other stockholders of the Company); or make, or support any third party in making, any proposal, either alone or in concert with others, to the Company or the Board that would reasonably be expected to require the Company to make a public announcement regarding any of the types of matters set forth in Paragraph 9 of the Agreement;

(e) enter into a voting trust, arrangement or agreement or subject any Voting Securities to any voting trust, arrangement or agreement, in each case other than solely with other Investors or other Affiliates of any of the Investors, with respect to Voting Securities now or hereafter owned by them;

(f) (i) seek, alone or in concert with others, election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board or (ii) seek, alone or in concert with others, the removal of any member of the Board;

(g) make any proposal for consideration by the Company’s stockholders at any annual or special meeting of stockholders of the Company;

(h)	seek, alone or in concert with others, representation on the Board except as contemplated by the Agreement; or

(i)	make any request or submit any proposal to amend the terms of the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02(b)

In connection with the execution of the Agreement, David A. Werner, who has served as a director since 2004, announced he would not seek re-election to the Board and will retire when his term ends at the 2014 Annual Meeting. Mr. Werner’s decision not to seek re-election is not the result of any disagreement with respect to the Company’s operations, policies or practices.

5.02(d)

On April 29, 2014, pursuant to the Agreement, the Board appointed two new directors to the Board, Dr. Karp and Mr. Mashinsky, effective as of such date. On April 29, 2014, pursuant to the Agreement, the Board also established the role of independent Chairman of the Board and Ms. Swenson was elected to serve as Chairman of the Board, effective as of such date.

Dr. Karp, (69), is a private investor. From 1986 through 2009, Dr. Karp served as Chairman and CEO of Catapult Communications Corp. (“Catapult”), a telecommunications company he founded. Catapult was taken public and ultimately sold to Ixia in 2009. Prior to founding Catapult, Dr. Karp held senior positions in the telecommunications and information systems industries. Dr. Karp holds a Bachelor of Science degree from the California Institute of Technology, a Masters degree in Math from the University of Wisconsin-Madison and a Ph.D. in Computer Science from Stanford University.

Mr. Mashinsky, (48), has served as Managing Partner of Governing Dynamics since 2004. Governing Dynamics is an early stage investment and development company. Between May and December 2013, Mr. Mashinsky served on the board of directors of Tellabs, a publicly traded telecommunications company, until it was acquired in December 2013. In 2004, Mr. Mashinsky founded GroundLink, a transportation marketplace that aggregates, manages and executes ground travel services on a global scale. Mr. Mashinsky served as CEO of GroundLink through 2011. Also in 2004, Mr. Mashinsky founded Transit Wireless, a wireless distributed antenna systems company that provided wireless data coverage to 300 of New York City’s subway stations. Between 1995 and 2003, Mr. Mashinsky founded and operated companies in the information technology sector, including Arbinet. Mr. Mashinsky attended Tel Aviv University and Israel Open University.

Pursuant to the Agreement, Board increased the number of directors constituting the entire Board from six to eight directors. The size of the Board will remain at eight until the 2014 Annual Meeting of Stockholders, at which time the Board will be reduced to seven directors. In connection with the 2014 Annual Meeting, Novatel Wireless will nominate Dr. Karp and Russell C. Gerns for re-election for terms expiring at the 2017 annual meeting of stockholders. Mr. Mashinsky’s term will expire at the 2015 annual meeting of stockholders. In connection with the execution of the Agreement, Mr. Werner will not seek re-election to the Board and will retire when his term ends at the 2014 Annual Meeting.

Pursuant to the Agreement, effective upon completion of the 2014 Annual Meeting, the Company will take all action necessary in furtherance of the appointment of each of Dr. Karp and Mr. Mashinsky as a member of any of the following committees of the Board: the Compensation Committee; the Nominating and Corporate Governance Committee; and the Audit Committee.

Dr. Karp and Mr. Mashinsky will be eligible to receive compensation for their services as directors consistent with the compensation provided to the Company’s other non-employee directors, as previously disclosed in the Company’s definitive proxy statement for the 2014 Annual Meeting filed with the SEC on April 30, 2014. Dr. Karp and Mr. Mashinsky do not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Dr. Karp and Mr. Mashinsky to the Board is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

5.02(e)

On April 29, 2014, in connection with the execution of the Agreement, the Company entered into a letter agreement (the “Amendment”) with Mr. Leparulo. Pursuant to the Amendment, retroactive to the commencement of Mr. Leparulo’s service as the Chief Executive Officer, the Employment Agreement shall be construed as also referring to his service as Chief Executive Officer. Unless clearly inappropriate in the context, every reference in the Employment Agreement to Mr. Leparulo’s position, authority, rights, or duties shall be construed as referring to both his Executive Chairman and Chief Executive Officer positions, authority, rights, or duties while he held both positions and, when he only held one of those positions, to that position and its authority, rights, or duties. Mr. Leparulo agreed to waive all rights under Section 2.6 of the Employment Agreement that would otherwise arise by reason of Mr. Leparulo no longer serving as Chairman of the Board (it being understood that in all other respects the Employment Agreement shall remain in effect without modification or waiver).

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.2 and incorporated herein by reference.

Item 9.01. Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated as of April 29, 2014, by and among the Company and each of Cobb H. Sadler, Edward T. Shadek, Robert Ellsworth, Alex Mashinsky, Richard A. Karp, Maguire Financial, LP, a Delaware limited partnership, Maguire Asset Management, LLC, a Delaware limited liability company, and Timothy Maguire

10.2	Letter Agreement, dated as of April 29, 2014, by and between the Company and Peter V. Leparulo

99.1	Press Release dated April 29, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Novatel Wireless, Inc.

Date: April 29, 2014	By:	/s/ Catherine F. Ratcliffe
Catherine F. Ratcliffe
Senior Vice President of Business Affairs, General Counsel and Corporate Secretary